ACKNOWLEDGMENT AND AGREEMENT

This Acknowledgment and Agreement (this “Agreement”) is made as of May 13, 2019, by and among THE T-TWELVE LEGACY TRUST DATED DECEMBER 8, 2006, an irrevocable Nevada trust (“Pledgor”), AMNEAL PHARMACEUTICALS LLC, a Delaware limited liability corporation (the “LLC”), AMNEAL PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and MORGAN STANLEY PRIVATE BANK, NATIONAL ASSOCIATION (“Lender”).

RECITALS

A.          Lender has agreed to make certain loan(s) to Pledgor pursuant to a Line of Credit Agreement dated of even date herewith (the “Credit Agreement”). Pursuant to the terms of a Financial Assets Security Agreement dated as of even date herewith (the “Security Agreement” and together with any and all other documents and agreements entered into in connection with the Credit Agreement and the Security Agreement, each, as they may be amended, restated, supplemented, or otherwise modified from time to time, collectively, the “Loan Documents”), as security for Borrower’s obligations to Lender under the Credit Agreement, Pledgor has agreed to pledge and to grant to Lender a first priority security interest (the “Pledge”) in (i) Pledgor’s 12,887,433 units of limited liability company interests in the LLC plus any additional units of the LLC acquired by Pledgor after the date hereof (the “Pledged Units”) and (ii) Pledgor’s 12,887,433 shares of Class B common stock of the Company plus any additional Class B shares of the Company acquired by Pledgor after the date hereof (the “Pledged B Pubco Shares” and together with the Pledged Units, the “Pledged Collateral”).

B.          The LLC is in existence pursuant to the Third Amended and Restated Agreement Limited Liability Company Agreement of the LLC dated May 4, 2018 (as amended and supplemented through the date of this Agreement, the “LLC Agreement”). The Company is the sole Manager of the LLC and Pledgor is a Member of the LLC.

C.          Pledgor and the Company, among others, are party to that certain Second Amended and Restated Stockholders Agreement dated December 16, 2017, as amended from time to time (the “Stockholders Agreement” and together with the LLC Agreement, the “LLC Unit Documents”).

D.          Pledgor has requested that the Company and the LLC acknowledge the Pledge and enter into the agreements set forth herein for purposes of facilitating the Pledge.

E.          Capitalized terms used but not defined herein shall have the meaning set forth in the LLC Agreement.

NOW, THEREFORE, for and in consideration of the foregoing, and other consideration the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.          Acknowledgment of Pledge. The LLC hereby acknowledges that the Pledge is permitted in accordance with the provisions of Article X of the LLC Agreement and acknowledges the Pledge and Lender’s security interest in the Pledged Collateral and its rights with respect thereto described in the Loan Documents. Lender acknowledges that, in the event of a foreclosure not involving an immediate redemption of any Pledged Units foreclosed upon, Pledgor and Lender will need to comply with such provisions and Article XII of the LLC Agreement in order for Lender to acquire and hold Pledged Units and Pledged B Pubco Shares and become a Substituted Member or Additional Member under the LLC Agreement.

2.          Confirmation of Pledgor as Member. Each of the LLC and the Company confirms that the books and records of the LLC and the Company indicate, respectively, that Pledgor is the sole record owner of the Pledged Units and the Pledged B Pubco Shares. The LLC hereby confirms that the Pledged Units are uncertificated. The Company confirms that the Pledged B Pubco Shares are currently uncertificated and Pledgor agrees to deliver any certificate for such shares directly to Lender promptly upon receipt thereof. The LLC and the Company confirm that the Pledged Units are currently redeemable by Pledgor for Pubco Shares (as defined below) on a one (1) for one (1) basis or for cash, with the type of consideration payable on redemption determinable by the LLC and the Company at their election.

3.          No Other Liens and Encumbrances. The Company and the LLC confirm that, as of the date hereof, they have not received notice of any lien, pledge, security interest, encumbrance or other claim to the Pledged Collateral from any person other than Lender and have not registered any such lien, pledge, security interest or encumbrance on their books and records, and the Company and the LLC agree that they shall not consent to or register on its books and records any transfer, assignment, conveyance, lien, pledge, security interest or encumbrance on the Pledged Collateral without the prior written consent of Lender, except as may be required by law, and Pledgor agrees that it shall not request the Company or the LLC to make any such registration. In the event the Company or the LLC is so legally compelled, the Company or the LLC shall provide prompt written notice to Lender to enable it to take appropriate legal action to enjoin such action.

4.          Instructions. Pledgor hereby irrevocably directs the Company and the LLC, and the Company and the LLC hereby acknowledge and agree, to accept instructions with respect to the any transfer, sale, assignment, distribution or other conveyance of the Pledged Collateral or any exercise of Redemption Rights with respect to the Pledged Units only from Lender (or from Pledgor only if accompanied by written acknowledgment from Lender) until such time as Lender provides written notice to the Company that Lender has released the Pledge.

The Company and the LLC further agree, notwithstanding any applicable provision to the contrary in the LLC Unit Documents, and/or any provision of the certificate of incorporation or bylaws of the Company, as the same may be amended, restated and/or supplemented from time to time, that until such time as Lender provides written notice to the Company that Lender has released the Pledge they shall not request an opinion from counsel in connection with (i) the pledge of and grant of the security interest in the Pledged Collateral by Pledgor to Lender, (ii) any exercise of the Redemption Rights by Pledgor under the LLC Agreement or (iii) the transfer of the Pubco Shares (as defined below) to Lender or by Lender in connection with any sale of the Pubco Shares pursuant to an effective registration statement.

5.          Redemption Rights and Pledged Units. Without limiting the generality of Section 4 of this Agreement, the Company agrees that it will accept the exercise of Pledgor’s Redemption Rights set forth in Section 11.01 of the LLC Agreement at any time and from time to time by the delivery of one or more executed Exercise Notices in the form attached as Exhibit A hereto (each, an “Exercise Notice”), which Exercise Notice, when delivered to the LLC, together with any certificates representing the Pledged Units being redeemed in connection therewith, shall constitute complete compliance with the requirements of the LLC Unit Documents for the delivery of information, certificates, affidavits, written representations and warranties, investment letters, instruments, notices or other required undertakings in connection with the exercise of Pledgor’s Redemption Rights with respect to any Pledged Units. The Company further acknowledges and agrees that (a) such Exercise Notice shall be executed by Pledgor (it being acknowledged that Pledgor has duly executed one or more Exercise Notices, which have been delivered to Lender on or prior to the date of this Agreement), and (b) no other action or consent of any other person is required in order for Lender to cause Pledgor to effect the Redemption Rights with respect to the Pledged Units other than Lender delivering on behalf of Pledgor an executed Exercise Notice to the Company. For the avoidance of doubt, the Exercise Notice constitutes the Redemption Notice, as such term is used and defined in the LLC Agreement. The Lender shall be entitled, following delivery of an executed Exercise Notice, to cause Pledgor to exercise the right to retract any Redemption in accordance with the provisions of Section 11.01(b) and 11.01(c) of the LLC Agreement by delivering a Retraction Notice in the form attached as Exhibit B hereto executed by Pledgor (it being acknowledged that Pledgor has duly executed one or more Retraction Notices, which have been delivered to Lender on or prior to the date of this Agreement).

6.          Distributions and Redemption Proceeds. Pledgor hereby irrevocably directs, and the Company hereby acknowledges and agrees, that all distributions from the LLC with respect to the Pledged Units, including, without limitation, extraordinary, liquidating or other capital distributions payable by the LLC to Pledgor, shall be delivered directly to and deposited into Pledgor’s account with the Lender, account number (together with any successor account(s) that replace or are established to supplement the aforesaid numbered account(s) the “Pledged Account”). In addition, and without limiting the generality of the foregoing and notwithstanding the provisions of Section 11 of the LLC Agreement, the Company and the LLC agree that upon receipt of an Exercise Notice, (a) if the Company or the LLC elects to assume and satisfy Lender’s Redemption Rights by payment of cash (the “Cash Amount”), the payment of such Cash Amount shall be remitted to the Pledged Account within ten (10) business days after the date of such Exercise Notice, and (b) if the Company or the LLC elects to satisfy Lender’s Redemption Rights by the issuance of shares of the Company’s common stock (“Pubco Shares”), Lender may direct that the Pubco Shares shall be issued in the name of Lender or Pledgor and certificate(s) evidencing the Pubco Shares shall be delivered to Lender or its designee, as provided in the Exercise Notice within three (3) business days after the date of such Exercise Notice and free of any set-off or deduction for any amount or obligation that may be owed or owing by Pledgor to the LLC or the Company or, if such Exercise Notice is accompanied by confirmation of the imminent sale of such Pubco Shares pursuant to the Registration Statement (as defined below), free of (a) legends restricting transfer and (b) stop transfer orders on the books of the transfer agent or stock registrar of the Company. Upon issuance the Pubco Shares will be duly authorized, validly issued, fully-paid and non-assessable and will not be subject to any pre-emptive or similar rights under the laws of the Company’s incorporation or is charter documents. Upon issuance to Lender of the Cash Amount or Pubco Shares, as applicable, Pledged B Shares in a number corresponding to the number of Pledged Units redeemed shall be delivered to the Company for cancellation in accordance with the terms of the LLC Agreement.

7.          Registration of Pubco Shares. The Company confirms that the Pubco Shares have been registered for resale by the Pledgor and any of its pledgees pursuant to the prospectus (the “Prospectus”) dated May 9, 2018 included in the registration statement on Form S-1 (File No. 333-224702) (as such registration statement may hereafter be amended, supplemented or replaced, the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and agrees to deliver to the Company’s transfer agent instructions to permit the transfer of such Pubco Shares upon sale by the Lender pursuant to the Registration Statement free of restrictive legend. The Company acknowledges and confirms that the Registration Statement is effective as of the date hereof and further agrees to use commercially reasonable efforts to maintain the effectiveness of the Registration Statement, except as otherwise required by law and subject to “Blackout Periods” as contemplated in Section 5.2 of the Stockholders Agreement, until such time as Pledgor’s obligations under the Credit Agreement have been satisfied in full or all of the Pubco Shares issuable upon redemption of the Pledged Units may, in the opinion of counsel to the Company and counsel to Lender, be sold by Lender without limitation pursuant to Rule 144(b) of the Securities Act.

The Company acknowledges and agrees that in the event the Registration Statement ceases to be effective and the Lender is not eligible to sell the Pubco Shares issuable upon redemption of the Pledged Units pursuant to Rule 144(b) of the Securities Act, then the Company agrees that Lender shall be entitled to the registration rights and related remedies, and Lender agrees that it shall be subject to the obligations, of an “Amneal Group Member” under Sections 5.1 through 5.10 of the Stockholders Agreement as if such sections were incorporated into a standalone registration rights agreement pursuant to the second sentence of Section 5.12 of the Stockholders Agreement.

Lender agrees that it will comply with all laws applicable to it in connection with any sale or other disposition by it of Pubco Shares or other securities acquired by it upon foreclosure of the Pledged Collateral.

8.          Lender Not Member or Affiliate. The LLC acknowledges and agrees that Lender is not a Member, a Substituted Member or Additional Member under the LLC Agreement as a result of the Pledge and has not as a result of the Pledge assumed any obligations of Pledgor under the LLC Agreement or to make any contribution or any other payment to the LLC, or to deposit any amounts on account of any increased tax liability of the LLC, including any deficiency or assessments for additional taxes attributable to Pledgor. Lender agrees that it shall deliver written notice to the Company and the LLC in the event of a default by Pledgor under the Credit Agreement, and that, prior to the Lender foreclosing on the Pledged Collateral and taking legal title to the Pledged Collateral, Lender shall enter into any Joinder and such Other Agreements requested by the Company and the LLC pursuant to Section 10.04 of the LLC Agreement; provided, however, the Company and the LLC agree that in lieu of Lender taking legal title to the Pledged Collateral and becoming a Substituted Member or Additional Member of the LLC, in the event that concurrently with any such foreclosure an Exercise Notice is delivered to the LLC for the redemption of the Pledged Units being foreclosed upon, the Pledged Collateral shall immediately be deemed held by Pledgor for the sole benefit of Lender pending redemption of the Pledged Units. The Company acknowledges and confirms that Lender shall not be deemed an “affiliate” of the Company solely by virtue of its foreclosure upon the Pledged Units or the subsequent redemption of the Pledged Units for Pubco Shares. The Company and the LLC shall have no duty to inquire or determine whether Lender is entitled under the Credit Agreement or otherwise to provide such notice to the Company or the LLC.

9.          Copies of Documents and Replacement Certificates. The LLC shall promptly provide Lender with a copy of each statement and other notice regarding the Pledged Collateral generated with respect to the LLC that is provided generally to the Members of the LLC and a copy of any and all other documentation regarding the Pledged Collateral that the LLC forwards to Pledgor (including, without limitation, with respect to any modification, amendment or termination of the LLC Agreement) or, upon such request, that Pledgor is entitled to request pursuant to the LLC Agreement or the Stockholders Agreement with respect to the Pledged Units or any Pubco Shares for which the Pledge Units are redeemable (and Pledgor hereby acknowledges and agrees that the Company may provide any and all such information to Lender). Lender agrees to comply with the confidentiality obligations applicable to Members and the “Amneal Group” pursuant to the LLC Unit Documents, including, without limitation, Section 16.02 of the LLC Agreement and Section 7.02 of the Stockholders Agreement.

The Company and the LLC each agrees that any new or replacement certificates evidencing or relating to any Pledged Units or any Pubco Shares for which the Pledged Units are redeemable shall, if issued, be delivered directly to Lender at the address specified in the signature area below.

10.          Pledgor Representations and Warranties. Pledgor hereby represents and warrants to the LLC, the Company and Lender that: (i) Pledgor is entitled to effect the instructions given in this Agreement, and that the entry into this Agreement and the performance thereunder of the parties hereto does and will not breach or violate any of the terms or provisions of the LLC Unit Documents; (ii) Pledgor is not an affiliate of Lender; (iii) the Credit Agreement constitutes a bona fide extension of credit to Pledgor by Lender and such extension of credit is with recourse to Pledgor; and (iv) pursuant to the terms of the Credit Agreement and the Security Agreement and any other agreement with respect to the Pledge, Pledgor retains voting rights with respect to the Pledged Collateral prior to any foreclosure upon the Pledged Collateral after a default in accordance with the terms of the Pledge.

11.          Lender Confirmation. Lender, by its execution hereof hereby confirms to the Company and the LLC that the Credit Agreement constitutes a bona fide extension of credit to Pledgor by Lender and that such extension of credit is with recourse to Pledgor.

12.          Costs, Expenses and Indemnity. Pledgor agrees to pay all reasonable costs of the Company and the LLC in (i) reviewing, negotiating and executing this Agreement, including costs of outside counsel in an amount of up to $40,000, and (ii) complying with and performing its obligations under this Agreement. In addition, in order to induce the Company and the LLC to enter into this Agreement, and in consideration thereof, Pledgor hereby agrees to indemnify, defend and hold the LLC, the Company and their respective managers, officers, directors, and employees (each an “Indemnified Party”) harmless from and against any and all claims, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable legal fees and disbursements (collectively, “Claims”), which any Indemnified Party may incur as a result of this Agreement, the Pledge, the action or inaction of the Company and/or the LLC in connection with the Pledged Units or Pledge, the action or inaction of Pledgor in connection with the Pledge, or the action or inaction of Lender, except, in each case, for any claims arising from the gross negligence or willful misconduct by any Indemnified Party. In no event shall the Company or the LLC be liable to Pledgor for any payment made to or for the benefit of Lender (including, without limitation, any payment of Pubco Shares or the Cash Amount in connection with the exercise of the Redemption Rights with respect to the Pledged Units) in the good faith belief that the payment was being made in accordance with the provisions of this Agreement.

13.          Release. Pledgor hereby releases the LLC and the Company and their respective managers, officers, directors and employees from any claim by Pledgor or any person claiming through Pledgor, whether sounding in tort, contract or otherwise, for any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to income tax liabilities, attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), to which Pledgor may become subject, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any Released Claim, as defined in the following sentence. As used herein, “Released Claim” means any claim based on any act or omission to act by the LLC and the Company undertaken at the request or demand of Lender to the LLC and/or the Company in connection with this Agreement, the Pledge or the Pledged Collateral, except for those acts or omissions arising from the gross negligence or willful misconduct of the Company or the LLC. Pledgor specifically acknowledges the risk that Lender may request a redemption of the Pledged Units, and that compliance by the LLC and the Company with such request may result in Pledgor incurring significant income tax liabilities, and that claims by Pledgor on account of such action by the LLC and/or the Company and resulting tax liabilities of Pledgor are explicitly included within the definition of Released Claims (to the extent that such action by the LLC and/or the Company fall within the definition of Released Claims). Pledgor acknowledges that the Released Claims will arise, if at all, only in the future, and thus by their nature will include claims, rights, demands, causes of action, liabilities or suits that are not known or suspected to exist as of the date of this Agreement. Without limiting the generality of the foregoing, but limited to only the Released Claims, Pledgor waives the rights afforded by any applicable law which may provide that a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

14.          Notices. Any notice or other communication that any party hereto is required, or desires, to deliver to any other party hereto shall be in writing and shall be personally delivered (by hand, by messenger or by courier), or mailed (first-class, postage prepaid), addressed to such other party at its address for notices set forth below its name on the signature pages hereto or at such other address as such party may give notice of in accordance with the provisions of this Section. Any such notice shall be deemed delivered (i) in the case of personal delivery, when so delivered, (ii) in the case of mail, three (3) Business Days after being deposited in the United States mail, postage prepaid.

15.          Successors, Assigns. This Agreement shall be binding on and inure to the benefit of the legal representatives, successors and assigns of the LLC, the Company, Pledgor and Lender. This Agreement may not be assigned by the Pledgor or Lender without the prior written consent of the LLC and the Company, which consent may not be unreasonably withheld or delayed, except that Lender may assign to one or more of its U.S. affiliates, or to any Federal Reserve Bank, all or a portion of its rights under this Agreement.

16.          Severability. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

17.          Terms of this Agreement Controlling. Unless otherwise expressly provided herein, in the event of any inconsistency between the terms of this Agreement and the terms of the LLC Agreement (including, without limitation, any amendment thereto) with respect to the rights of the LLC, the Company, Lender or Pledgor relating to the Pledged Collateral, the terms of this Agreement shall control as among the parties hereto.

18.          Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute a single instrument.

19.          Choice of Law and Venue; Jury Trial Waiver. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to principles of conflicts of law. THE COMPANY, THE LLC, PLEDGOR AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

THE COMPANY:	AMNEAL PHARMACEUTICALS, INC.

	By:	/s/ Todd P. Branning
	Name:	Todd P. Branning
	Title:	Senior Vice President and Chief Financial Officer

Address for Notices:
400 Crossing Boulevard
Bridgewater, New Jersey 08807
	Attn:	Chief Legal Officer

THE LLC:	AMNEAL PHARMACEUTICALS LLC

	By:	Amneal Pharmaceuticals, Inc., Manager

	By:	/s/ Todd P. Branning
	Name:	Todd P. Branning
	Title:	Senior Vice President and Chief Financial Officer

Address for Notices:
400 Crossing Boulevard
Bridgewater, New Jersey 08807
	Attn:	Chief Legal Officer

PLEDGOR:	THE T-TWELVE LEGACY TRUST DATED
DECEMBER 8, 2006
By: Tattva Fiduciary Company, sole Trustee

	By:	/s/ Gautam Patel
	Name:	Gautam Patel
	Title:	President

Address for Notices:
100 W. Liberty St. #750
Reno, NV 89501
Attn: Tanya Polli

SIGNATURE PAGE TO
ACKNOWLEDGMENT AND
AGREEMENT

LENDER:	MORGAN STANLEY PRIVATE BANK, NATIONAL ASSOCIATION

	By:	/s/ Thomas J. Maltese
	Name:	Thomas J. Maltese
	Title:	Authorized Signatory

Addresses for Notices:
c/o Morgan Stanley Smith Barney LLC
2000 Westchester Avenue, Floor 2NE
Purchase, New York 10577
Attention: Tailored Lending

SIGNATURE PAGE TO
ACKNOWLEDGMENT AND
AGREEMENT